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                                                           EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the inclusion in this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated June 26,1996, relating to the financial statements of American Loose Leaf/Business
Products, Inc.    We also consent to the reference to us under the caption
"Experts" in the Registration Statement.

St. Louis, Missouri
September 23, 1996                     /s/ Swink Fiehler & Hoffman